Exhibit 99.1

For Immediate Release	For more information contact:
January 11, 2013	James La Neve, Vice President and CFO 765-807-2640

Chromcraft Revington, Inc.
Announces Consolidation of Delphi Distribution Center

West Lafayette, Indiana, January 11, 2013 – Chromcraft Revington, Inc. (NYSE MKT: CRC) announced today that, on January 11, 2013,  its board of directors approved the consolidation of the Company’s Delphi, Indiana Distribution Center operations into its Senatobia, Mississippi manufacturing and distribution operations in the first half of 2013. The Company is considering various options regarding the facility and equipment in Delphi. The 16 employees currently located in Delphi have been offered continued employment at other Company locations.  The purposes of this consolidation are to reduce costs and improve customer service by consolidating the inventory into a common point of distribution, while redeploying assets.

Ronald H. Butler, the Company’s Chairman and Chief Executive Officer, commented, “These actions are designed to streamline the ordering and shipping process for our customers while reducing our operating costs. Our customers continue to seek ways to better serve their clients and offering all brands on the same delivery truck is in alignment with current market demands.”

Chromcraft Revington® businesses design, manufacture and import residential and commercial furniture marketed primarily in the U.S.  The Company wholesales its residential furniture products under Chromcraft®, Cochrane®, Peters-Revington®, Southern Living®, and CR Kids & Beyond® primary brands.  It sells commercial furniture under the Chromcraft® and Executive Office Concepts brands.  The Company sources furniture from overseas suppliers, with domestic contract specialty facilities, and operates a U.S. manufacturing facility for its commercial furniture and motion based casual dining furniture in Mississippi and a manufacturing facility for office suites and other commercial furniture lines in California.

Certain information and statements contained in this news release are forward-looking statements.  These forward-looking statements can be generally identified as such because they include future tense or dates, are not historical or current facts, or include words such as “believe,”  “may,”  “expect,”  “intend,” “plan,” “anticipate,” or words of similar import.  Forward-looking statements express management’s current expectations or forecasts of future events or outcomes, but are not guarantees of performance or outcomes and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those in such statements.

Among such risks and uncertainties that could cause actual results or outcomes to differ materially from those identified in the forward-looking statements are the impact of the current economic difficulties in the United States and elsewhere; import and domestic competition in the furniture industry; our ability to execute our business strategies; our ability to grow sales and reduce expenses to eliminate our operating losses; the recent slowdown in the U.S. office furniture market will continue; our ability to sell the right product mix; our inability to raise prices in response to increasing costs; continued credit availability under our current credit facility and our ability to fully utilize the credit facility; our ability to raise additional financing, if needed; our ability to anticipate or respond to changes in the tastes or needs of our end users in a timely manner; supply disruptions with products manufactured in China, Vietnam and other Asian countries; market interest rates; consumer confidence levels; cyclical nature of the furniture industry; consumer and business spending; changes in relationships with customers; customer acceptance of existing and new products; new home and existing home sales; financial viability of our customers and their ability to continue or increase product orders; loss of key management; other factors that generally affect business; and certain risks set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2011.

 The Company does not undertake any obligation to update or revise publicly any forward-looking statements to reflect information, events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or circumstances.